                                                                      EXHIBIT 99


                                    IMMEDIATE RELEASE        MAY 8, 2003
                                    CONTACTS:
                                    BRENT LARSON,            JONATHAN FASSBERG,
                                    VP-FINANCE & CFO         THE TROUT GROUP
                                    614 793 7500             212 477 9007
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                    NEOPROBE ANNOUNCES FIRST QUARTER RESULTS

              Revenues Increase by 45% and Net Loss Declines by 43%


DUBLIN, OHIO - May 8, 2003 -- Neoprobe Corporation (OTCBB: NEOP), a diversified developer of innovative oncology and cardiovascular surgical and diagnostic products, today announced consolidated operating results for the first quarter of 2003. First quarter results included revenues of $1.5 million compared to $1.1 million for the first quarter of 2002. In addition, Neoprobe reported a net loss of $479,000 or $0.01 per share compared to a loss of $845,000 or $0.02 per share for the comparable period in 2002. Total operating expenses were $1.2 million for the first quarter of 2003 compared to $1.4 million for the first quarter of 2002.


David Bupp, Neoprobe's President & CEO said, "The operating results for the first quarter reflect a continuation of positive trends in our gamma surgery business and the impact of expense control initiatives implemented in 2002. Revenues for the quarter were principally generated from the sales of gamma surgery products, as we are in the initial stages of launching the Quantix(TM) blood flow products. Quantix product revenues from demonstration unit shipments were under $100,000 for the quarter; however, we anticipate that the revenue contribution from Quantix products will build steadily over the coming quarters, both from demonstrator and end-customer shipments. Marketing and sales activities for the quarter were devoted to clinical and tradeshow activities associated with the commercial launch of the first two Quantix products."

Year-to-date milestones:

     -    Issued the first patent covering the Quantix ADBF(TM) technology
          (January);

     - Received notification of the allowance of claims on a second ADBF patent (February);

     -    Received clearance to market the Quantix/OR(TM) in Europe (March);

     - Obtained $500,000 in bridge financing as a first step in our financing plans (April); and,

     - Commenced shipment of the Quantix/OR to distributors in Europe and the Pacific Rim (April).

"Our most important goals for the year are still ahead of us," Bupp continued, "and we remain confident that our business plan is on track toward the achievement of these milestones."


ABOUT NEOPROBE

Neoprobe develops and provides innovative surgical and diagnostic products that enhance patient care by meeting the critical decision making needs of healthcare professionals. Neoprobe's current line of gamma detection systems is widely used for intraoperative lymphatic mapping, an emerging standard of care technology for breast cancer and melanoma. Neoprobe also holds significant interests in the development of related biomedical systems and agents. The Company's strategy is to deliver superior growth and shareholder return by maximizing its strong position in gamma detection technologies and diversifying into new, synergistic biomedical markets through continued investment and selective acquisitions. With the December 31, 2001 acquisition of Cardiosonix Ltd., Neoprobe has expanded its product portfolio to include blood flow measurement products. Cardiosonix is a development stage company that is in the process of obtaining regulatory clearance to begin the clinical evaluation and commercial sale of products. Cardiosonix' products are designed to be used by neurosurgeons, cardiovascular surgeons and critical care physicians. For more information about Neoprobe, please visit www.neoprobe.com.

Statements in this news release, which relate to other than strictly historical facts, such as statements about the Company's plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company's products, are forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company's continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and exclusive distributor, competition, limited marketing

NEOPROBE CORPORATION
Add-2


and manufacturing experience, and other risks detailed in the Company's most recent Annual Report on Form 10-KSB and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

NEOPROBE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                     March 31,
                                                                                       2003              December 31,
                                                                                    (unaudited)              2002
                                                                                    -----------          ------------
Assets

Cash and cash equivalents                                                            $  352,673           $  700,525
Other current assets                                                                  2,261,278            2,389,562
Intangible assets, net                                                                3,240,328            3,366,328
Other non-current assets                                                                584,713              623,426
                                                                                     ----------           ----------

Total assets                                                                         $6,438,992           $7,079,841
                                                                                     ==========           ==========


Liabilities and stockholders' equity

Current liabilities, excluding deferred revenue                                      $  983,310           $1,016,365
Deferred revenue                                                                      1,457,153            1,637,485
Other liabilities                                                                       189,514              465,855
Stockholders' equity                                                                  3,809,015            3,960,136
                                                                                     ----------           ----------

Total liabilities and stockholders' equity                                           $6,438,992           $7,079,841
                                                                                     ==========           ==========


CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                            Three Months Ended
                                                                                     March 31,               March 31,
                                                                                       2003                   2002
                                                                                    (unaudited)             (unaudited)
                                                                                    ------------           ------------
Revenues:
   Net sales                                                                        $  1,303,646           $    735,304
   License and other revenue                                                             235,390                325,000
                                                                                    ------------           ------------

      Total revenues                                                                   1,539,036              1,060,304
                                                                                    ------------           ------------

Cost of goods sold                                                                       839,062                517,693
                                                                                    ------------           ------------

Gross profit                                                                             699,974                542,611
                                                                                    ------------           ------------

Operating expenses:
   Research and development                                                              418,769                539,756
   Selling, general and administrative                                                   754,083                850,624
                                                                                    ------------           ------------

      Total operating expenses                                                         1,172,852              1,390,380
                                                                                    ------------           ------------

Loss from operations                                                                    (472,878)              (847,769)
Other income, net                                                                            323                  2,644
                                                                                    ------------           ------------

Net loss before cumulative effect of change in accounting principle                     (472,555)              (845,125)

Cumulative effect of change in accounting principle                                       (6,013)                  --
                                                                                    ------------           ------------

Net loss                                                                            $   (478,568)          $   (845,125)
                                                                                    ============           ============

Loss per common share:
   Basic                                                                            $      (0.01)          $      (0.02)
   Diluted                                                                          $      (0.01)          $      (0.02)

Average shares outstanding:
   Basic                                                                              37,818,231             36,009,067
   Diluted                                                                            37,818,231             36,009,067